Exhibit 1.1

Execution Version

SERVICE PROPERTIES TRUST

(a Maryland real estate investment trust)

$800,000,000 Aggregate Principal Amount 7.50% Senior Notes due 2025

UNDERWRITING AGREEMENT

June 3, 2020

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Service Properties Trust (formerly known as Hospitality Properties Trust), a Maryland real estate investment trust (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA Merrill Lynch”) and Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Merrill Lynch and Wells Fargo are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A (plus such additional principal amounts of notes each Underwriter may be obligated to purchase pursuant to Section 10 hereof) of $800,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2025 (the “Notes”). The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”), jointly and severally by each of the entities named in Schedule B hereto (the “Guarantors”), each of which is a subsidiary of the Company. The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Securities are to be issued pursuant to an indenture dated as of February 3, 2016 (the “Base Indenture”) between the Company and U.S. Bank National Association, a national banking organization organized and existing under the laws of the United States, as trustee (the “Trustee”), as supplemented by a ninth supplemental indenture relating to the Securities to be dated on or about the Closing Time referred to in Section 2(b) hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee.

The Company and the Guarantors understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-226944), and the Company and the Guarantors have filed a post-effective amendment No. 1 thereto (“Post-Effective Amendment No. 1”), in each case including a related prospectus. Such registration statement and Post-Effective Amendment No.1, which, collectively, cover the registration of various securities that may be issued from time to time by the Company, including the Notes, and by the Guarantors, including the Guarantees, became effective under the Securities Act of 1933, as amended (the “1933 Act”) upon filing with the Commission pursuant to Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement, as amended by Post-Effective Amendment No. 1 at the time Post-Effective Amendment No. 1 became effective but that is deemed to be a part of and included in the registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto (including Post-Effective Amendment No. 1) at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus, in the form furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing (including Post-Effective Amendment No. 1) shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein), or other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be.

The 329 hotels described in the preliminary prospectus, the Prospectus and the General Disclosure Package as being owned by the Company as of March 31, 2020 are collectively referred to herein as the “Hotels.” The 813 service-oriented retail properties described in the preliminary prospectus, the Prospectus and the General Disclosure Package as being owned by the Company as of March 31, 2020 are collectively referred to herein as the “Retail Properties.”

SECTION 1.     Representations and Warranties.

(a)            Representations and Warranties by the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof, the Applicable Time referred to in Section 1(a)(1) hereof and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1)            Compliance with Registration Requirements. (A) At the time of filing of each of the Original Registration Statement and Post-Effective Amendment No. 1, (B) at the time of the most recent amendment to the Registration Statement, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company, the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company and the Guarantors on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing of each of the Original Registration Statement and Post-Effective Amendment No. 1, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, each of the Company and, except with respect to the time of filing the Original Registration Statement, the Guarantors was not and is not an “ineligible issuer,” as defined in Rule 405.

The Original Registration Statement became effective upon filing pursuant to Rule 462(e) and any post-effective amendment thereto, including Post-Effective Amendment No. 1, also became effective upon filing pursuant to Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Guarantors, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of Post-Effective Amendment No. 1 by the Company, the Guarantors or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement, Post-Effective Amendment No. 1 and any other amendment to the Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (and the prospectus or prospectuses filed as part of the Original Registration Statement, Post-Effective Amendment No. 1 or any other amendment to the Registration Statement) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any individual Written Testing-the-Waters Communication (as defined below), when considered together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Time, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding five paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representatives in writing expressly for use in the Registration Statement (including the prospectus filed with the Original Registration Statement and with Post-Effective Amendment No. 1) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, the General Disclosure Package or any Written Testing-the-Waters Communication.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 1:45 p.m. (New York City time) on June 3, 2020 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including those identified on Schedule C hereto) that (i) is required to be filed with the Commission by the Company or any Guarantor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s or any Guarantor’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the 1933 Act Regulations.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the 1933 Act Regulations.

(2)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, such preliminary prospectus or Prospectus, as the case may be, (a) at the respective times the Original Registration Statement and Post-Effective Amendment No. 1 became effective, (b) at the earlier of the time the preliminary prospectus or the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)            No Conflicting Information in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus attached to Schedule C hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters through the Representatives specifically for use therein.

(4)            Testing-the-Waters Materials. Neither the Company nor any Guarantor (A) has alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 501 of the 1933 Act Regulations and otherwise in compliance with the requirements of Rule 163B of the 1933 Act Regulations or (B) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company and the Guarantors reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. Neither the Company nor any Guarantor has distributed or approved for distribution any Written Testing-the-Waters Communications.

(5)            Independent Accountants. The accounting firm that has certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(6)            Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations. Such financial statements of the Company, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP for the respective periods specified the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein for the respective periods specified and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

In addition, any pro forma financial statements of the Company and its consolidated subsidiaries and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Any summarized financial information with respect to the Guarantors included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus complies as to form in all material respects with the applicable accounting requirements under Regulation S-X of the 1933 Act.

All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(7)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company and any of its subsidiaries, on a consolidated basis, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) except for regular dividends on the Company’s common shares of beneficial interest, par value $.01 per share (the “Common Shares”), or the Company’s preferred shares, if any, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there have been no dividends or distributions of any kind declared, paid or made by the Company on any class of its capital shares and (D) there has not been (i) any material decrease in the Company’s consolidated net worth or (ii) any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing bank lines of credit) of the Company and its subsidiaries, on a consolidated basis.

(8)            Good Standing of the Company and the Guarantors. Each of the Company and each Guarantor has been duly organized and is validly existing as a corporation, limited liability company, real estate investment trust or trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under, or as contemplated under, this Agreement. Each of the Company and each Guarantor is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the results of operations, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or on the ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture or the Securities (a “Material Adverse Effect”).

(9)            Good Standing of Subsidiaries; Other Matters. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), if any, has been duly organized and is validly existing as a corporation, limited liability company or real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has corporate, limited liability company or trust, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or real estate investment trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital shares of each Guarantor and each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are or will be owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding capital shares of any Guarantor or Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Guarantor or Subsidiary.

(10)            Capitalization. The authorized, issued and outstanding capital shares of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable (except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus), and none of such capital shares was issued in violation of preemptive or other similar rights of any securityholder of the Company; and all the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as otherwise described in the Disclosure Package and the Prospectus each of the Subsidiaries is wholly-owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(11)            Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(12)            Authorization of the Notes and the Guarantees. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement. The Notes, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Guarantees have been duly authorized by each of the Guarantors, and, when the Notes have been issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified herein, will constitute valid and binding obligations of each of the Guarantors, in each case enforceable against each of the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(13)            Authorization of the Indenture. The Indenture has been duly authorized by the Company, the Base Indenture has been duly executed and delivered by the Company and, upon execution and delivery of the Supplemental Indenture by the Company and assuming due execution and delivery by each Guarantor and the Trustee, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act.

(14)            Authorization of the Supplemental Indenture by the Guarantors. The Supplemental Indenture has been duly authorized, and, upon execution and delivery thereof by each Guarantor and assuming due execution and delivery by the Company and the Trustee, will constitute a valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(15)            Descriptions of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(16)            Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its declaration of trust, charter, bylaws or other comparable governing document or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except, with respect to clause (ii) above, for such defaults that would not, singly or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary corporate, limited liability company or trust action, as the case may be, and, except as would not, singly or in the aggregate, have a Material Adverse Effect, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries or, except as would not, singly or in the aggregate, have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(17)            Absence of Proceedings. There is not now pending or, to the knowledge of the Company or any Guarantor, any threatened litigation, action, suit or proceeding to which the Company or any Guarantor is or will be a party before or by any court or governmental agency or body, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as stated therein), or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or would prohibit the consummation of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement, the Indenture or the performance by the Company or the Guarantors of their obligations hereunder and under the Indenture. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not have a Material Adverse Effect.

(18)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required, except for the absence of any such description or filing as would not cause any material noncompliance with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(19)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company and the Guarantors of this Agreement or for the performance by the Company and the Guarantors of the transactions contemplated in the Registration Statement, the General Disclosure Package and the Prospectus or under this Agreement or the Indenture, except such as may be required and will be obtained or made at or prior to the Closing Time and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer, sale and issuance of the Securities and, in the case of the performance thereof, except as are contemplated by the express terms of such documents to occur after the Closing Time and except (x) such as are otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus or (y) such that the failure to obtain would not have a Material Adverse Effect.

(20)            Possession of Intellectual Property. The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a Material Adverse Effect), and neither the Company nor any of its subsidiaries knows of any basis therefor.

(21)            Possession of Licenses and Permits. The Company and its subsidiaries have, and as of the Closing Time will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“Approvals”) as may be necessary for the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect, and to the knowledge of the Company and the Guarantors, each manager or lessee of a Hotel or Retail Property has, and as of the Closing Time will have, all Approvals as may be necessary to lease, operate or manage each such Hotel or Retail Property, as the case may be, in the manner described in or contemplated by the General Disclosure Package and the Prospectus, except for those Approvals the absence of which would not have a Material Adverse Effect.

(22)            Title to Property. Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good and marketable fee or leasehold title to all real property owned or leased by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, or other monetary claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) in the case of liens for taxes not yet due and payable and (C) in the case of personal property located at certain Hotels and Retail Properties, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, in each case, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(23)            Commodity Exchange Act. The Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

(24)            Investment Company Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, or an “investment adviser” as such term is defined in the Investment Advisers Act of 1940, as amended.

(25)            Environmental Laws. (a)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, singly or in the aggregate, have a Material Adverse Effect, (i) the Company and the Guarantors are, and, to the knowledge of the Company and the Guarantors, each Hotel, and each Retail Property, is, and as of the Closing Time will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health (from exposure to hazardous or toxic substances), the environment, hazardous or toxic substances and wastes, pollutants and contaminants (“Environmental Laws”), (ii) the Company, or, to the knowledge of the Company and the Guarantors, the Company’s lessees or managers, as applicable, have received, or as of the Closing Time will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the respective businesses presently conducted at each Hotel and each Retail Property and (iii) the Company or, to the knowledge of the Company and the Guarantors, the Company’s lessees or managers, as applicable, are, or as of the Closing Time will be, in compliance with all terms and conditions of any such permit, license or approval.

(b)             To the knowledge of the Company and the Guarantors, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Guarantors has any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, as of the date hereof, would, or as of the Closing Time will, singly or in the aggregate, have a Material Adverse Effect.

(c)              In respect of each Hotel and each Retail Property, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) each Hotel and each Retail Property is not in violation of any applicable building code, zoning ordinance or other land use law or regulation, except where such violation of any applicable building code, zoning ordinance or other land use law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Hotel or Retail Property that would have, singly or in the aggregate, a Material Adverse Effect; (iii) there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Hotel or Retail Property that would have, singly or in the aggregate, a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the improvements comprising any portion of each Hotel or Retail Property (the “Improvements”) are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition, in proper working order and free of defects, except to the extent the failure of such systems being in good condition, in working order and free of defects would not have, singly or in the aggregate, a Material Adverse Effect.

(26)            REIT Qualification. The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, for 2020 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of the taxable years ended December 31, 1995 through December 31, 2019.

(27)            Possession of Insurance. The Company and its subsidiaries and their Hotels and Retail Properties are, and as of the Closing Time will be, insured in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which the Company and its subsidiaries are engaged and propose to engage and the Company has no reason to believe that it, its subsidiaries or its tenants will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates. The Company and/or its subsidiaries, as applicable, has obtained an ALTA Owner’s Policy of Title Insurance or its local equivalent (or an irrevocable commitment to issue such a policy) on all of the Hotels and Retail Properties owned by the Company or its subsidiaries and such title insurance is in full force and effect, except to the extent the failure to obtain such title insurance and keep it in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect.

(28)            Absence of Indebtedness. At the Closing Time, the Company will have no indebtedness for money borrowed except: (i) amounts outstanding under the Company’s $1 billion aggregate principal amount credit facility which matures in 2022; (ii) amounts outstanding under the Company’s $400 million unsecured term loan which matures in 2023; (iii) up to $400 million aggregate principal amount of the Company 4.25% Senior Notes due 2021; (iv) $500 million aggregate principal amount of the Company’s 5.00% Senior Notes due 2022; (v) $500 million aggregate principal amount of the Company’s 4.500% Senior Notes due 2023; (vi) $350 million aggregate principal amount of the Company’s 4.650% Senior Notes due 2024; (vii) $350 million aggregate principal amount of the Company’s 4.50% Senior Notes due 2025; (viii) $350 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2026; (ix) $400 million aggregate principal amount of the Company’s 4.95% Senior Notes due 2027; (x) $400 million aggregate principal amount of the Company 3.95% Senior Notes due 2028; (xi) $400 million aggregate principal amount of the Company’s 4.375% Senior Notes due 2030; (xii) $825 million aggregate principal amount of the Company’s 4.350% Senior Notes due 2024; (xiii) $450 million aggregate principal amount of the Company’s 4.750% Senior Notes due 2026; (xiv) $425 million aggregate principal amount of the Company’s 4.950% Senior Notes due 2029 (xii) purchase money, equipment lease or similar financing arrangements in respect of personal property located at certain Hotels and Retail Properties which have been entered into in the ordinary course of business and that are not in the aggregate material; and (xiii) any indebtedness as to which the Representatives shall have given their prior written consent.

(29)            Disclosure Controls. The Company and each of its Subsidiaries has established and maintain disclosure controls and procedures and effective internal control over financial reporting (as such terms are defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the 1934 Act. Such disclosure controls and procedures (a) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer (or persons performing similar functions), particularly during the periods in which the filings made by the Company with the Commission which it may make under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (b) have been evaluated for effectiveness as of the end of the period covered by the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission and (c) are effective to perform the functions for which they were established. The Company’s independent registered public accounting firm and the audit committee of the board of trustees of the Company have been advised of (x) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the dates made. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(30)            Good Standing of the Manager. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the General Disclosure Package and the Prospectus there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of The RMR Group LLC (the “Manager”), whether or not arising in the ordinary course of business, that would have a Material Adverse Effect. The Second Amended and Restated Business Management Agreement, dated June 5, 2015, between the Company, the Manager and the other parties thereto, has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(31)            Periodic Reporting Requirements. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and files reports with the Commission on EDGAR.

(32)            Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company's knowledge, any of the Company's trustees or officers, in their capacities as such, to comply in any material respect with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(33)            Foreign Corrupt Practices Act. None of the Company, the Guarantors or, to the knowledge of the Company and the Guarantors, any trustee, director, officer, agent, affiliate or other person acting on behalf of the Company or its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Guarantors and, to the knowledge of the Company and the Guarantors, their respective affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(34)            Money Laundering Laws. The operations of the Company and the Guarantors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Guarantors with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(35)            OFAC. None of the Company, the Guarantors or, to the knowledge of the Company and the Guarantors, any trustee, officer, agent, affiliate or person acting on behalf of the Company or any of the Guarantors is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(36)            Cybersecurity.  Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) to the knowledge of the Company and the Guarantors, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor any of its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)            Officers’ Certificates. Any certificate signed by any officer of the Company or any Guarantor or any of their respective subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantors to the Underwriters as to the matters covered thereby on the date of such certificate.

SECTION 2.     Sale and Delivery to the Underwriters; Closing.

(a)            Notes. The commitments of the several Underwriters to purchase the Notes pursuant to the terms hereof shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(b)            Payment. The Company will deliver against payment of the purchase price of 98.75% of the principal amount of the Notes, plus accrued interest, if applicable, in the form of one or more permanent global securities in definitive form representing the Notes (each a “Global Security” and collectively the “Global Securities”) deposited with the Trustee, in its capacity as trustee for the Notes, as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in the Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account of the Company at a bank reasonably acceptable to the Representatives on June 17, 2020, or at such other time not later than ten full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Time”, against delivery to the Trustee, in its capacity as trustee for the Notes, as custodian for DTC of the Global Securities. The Global Securities will be made available for checking at the office of Sullivan & Worcester LLP, Boston, Massachusetts, at least 24 hours prior to the Closing Time.

(c)            Denominations; Registration. The Notes shall be issued in such authorized denominations and registered in such names as the Representatives shall request not later than one business day prior to the Closing Time. The Notes shall be made available for inspection not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time, at the office of The Depository Trust Company or its designated custodian.

SECTION 3.     Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each Underwriter as follows:

(a)            Immediately following the execution of this Agreement, the Company will prepare a Prospectus setting forth the aggregate principal amount of Notes covered thereby and their terms not otherwise specified in the preliminary prospectus, the name of each Underwriter, the price at which the Notes are to be purchased by the Underwriters from the Company, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities; and the Company and the Guarantors will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will furnish to the Underwriters as many copies (including by electronic means, if so requested in lieu of paper copies) of the Prospectus as they shall reasonably request, including, if requested by the Underwriters, in addition to or in lieu thereof, electronic copies of the Prospectus. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)            During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required under the 1933 Act or the 1934 Act to be delivered in connection with sales by the Underwriters or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company and the Guarantors will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) of the transmittal to the Commission for filing of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Securities or for additional information relating thereto, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and each Guarantor will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)            During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any preliminary prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act), the Company will furnish to the Representatives for review a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice of the Representatives to the Company. The Company will prepare a final term sheet substantially in the form set forth in Schedule C hereto (the “Final Term Sheet”) reflecting the final terms of the Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(d)            Upon request, the Company will deliver to the Underwriters a conformed copy of the Original Registration Statement as originally filed, Post-Effective Amendment No. 1 and of any other amendment to the Registration Statement filed prior to the termination of the initial offering of the Securities (including exhibits filed therewith or incorporated by reference therein and the documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3).

(e)            The Company will furnish to the Underwriters, from time to time during the Prospectus Delivery Period, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or 1934 Act Regulations.

(f)            If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities after the date hereof any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, which shall be communicated by the Underwriters through the Representatives in writing to the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered, the Company will promptly either (i) forthwith prepare and furnish to the Underwriters an amendment of or supplement to the Prospectus or (ii) make an appropriate filing pursuant to Section 13, 14 or 15 of the 1934 Act, in each case, in form and substance reasonably satisfactory to counsel for the Underwriters, which will amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered, not misleading. If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement in a manner reasonably satisfactory to the Representatives, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(g)       Each of the Company and each Guarantor represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(c) hereof, the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(h)       The Company and the Guarantors will endeavor in good faith, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representatives may designate; provided that, in connection therewith, neither the Company nor any Guarantor shall be required to qualify as a foreign corporation, limited liability company or trust, as the case may be, or to file any general consent to service of process. In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as required for the distribution of the Securities.

(i)         The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earning statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a period of at least twelve months beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement. “Earning statement”, “make generally available” and “effective date” will have the meanings contained in Rule 158 of the 1933 Act Regulations.

(j)         The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” in all material respects.

(k)        The Company currently intends to continue to qualify as a “real estate investment trust” under the Code, and use its best efforts to continue to meet the requirements for qualification as a “real estate investment trust” under the Code.

(l)         The Company will timely file any document which it is required to file pursuant to the 1934 Act prior to the termination of the offering of the Securities.

(m)       Neither the Company nor the Guarantors will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the 1933 Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Time or the lifting of trading restrictions by the Representatives. For the avoidance of doubt, this covenant does not prohibit (i) draws and pledges of the equity of Subsidiaries under the Company’s existing $1 billion aggregate principal amount credit facility which matures in 2022 during the period specified in the foregoing sentence or (ii) the incurrence or issuance of any secured debt, whether or not securitized, including in each case any related direct or indirect offer, sale, contract to sell, pledge or other disposition or filing or any public disclosure related thereto.

SECTION 4.     Payment of Expenses.

(a)        Expenses. The Company and the Guarantors, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing, delivery and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment or supplement thereto, (ii) the preparation, issuance and delivery of the Securities and any certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Trustee and their respective counsel, (iv) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Company or the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a Blue Sky Survey, and any amendment thereto, (v) the printing and delivery to the Underwriters of copies of any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) any fees charged by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) under the 1934 Act, a “NRSRO”) for the rating of the Notes, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Notes, (viii) the cost of providing any CUSIP or other identification numbers for the Notes, and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fifth paragraph of Section 1(a)(1) hereof (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representatives in writing expressly for use in the General Disclosure Package).

(b)       Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(n) or Section 9(a)(i) hereof, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.     Conditions of the Underwriters’ Obligations. The Underwriters’ obligations to purchase and pay for the Securities pursuant to the terms hereof are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof or in certificates of any officer of the Company, the Guarantors or any of their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a)        Effectiveness of Registration Statement. Each of the Original Registration Statement and Post-Effective Amendment No. 1 has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(b)       Opinion of Counsel for the Company and the Guarantors. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sullivan & Worcester LLP, counsel for the Company and the Guarantors, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

In rendering their opinion, Sullivan & Worcester LLP may rely upon opinions, dated as of Closing Time, of Venable LLP as to matters governed by Maryland law, and, Stone Pigman Walther Wittmann L.L.C., as to certain matters of Louisiana law, provided that such reliance is expressly authorized by such opinion. In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act, that their opinions, if any, with respect to subsidiaries organized in jurisdictions other than Delaware, Massachusetts or New York are based on their review of statutes of such jurisdictions comparable to such Delaware statutes, and that their opinion with respect to the qualification of the Company and its subsidiaries to do business in jurisdictions other than their respective jurisdictions of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(c)        Opinion of Special Maryland Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(d)       Opinion of Special Louisiana Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Stone Pigman Walther Wittmann L.L.C., special Louisiana counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e)        Opinion of Counsel for the Underwriters. At Closing Time the Representatives shall have received an opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives.

In rendering their opinion as aforesaid, Sidley Austin LLP may rely upon an opinion, dated as of Closing Time, of Venable LLP as to matters governed by Maryland law, and the opinion of Sullivan & Worcester LLP referred to above as to matters governed by Massachusetts law.

(f)        Officers’ Certificate. At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Change and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending, or, to such officers’ knowledge, are threatened by the Commission.

(g)       Manager’s Certificate. At Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, or since the respective dates as of which information is given in the General Disclosure Package, any material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Manager, whether or not arising in the ordinary course of business; and the Representatives shall have received, at Closing Time, a certificate of the President or a Vice President of the Manager evidencing compliance with this subsection (g).

(h)       Ernst & Young LLP Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)         Bring-down Ernst & Young LLP Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)         CFO Certificate. At the Closing Time, the Representatives shall have received a certificate from the Chief Financial Officer or Chief Accounting Officer of the Company, in form and substance reasonably satisfactory to the Representatives.

(k)        No Ratings Downgrade. Subsequent to the execution and delivery of this Agreement and at the Closing Time, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities issued or guaranteed by the Company by any NRSRO.

(l)         At the Closing Time, the Indenture shall have been fully executed and delivered by the Company, and the Supplemental Indenture shall have been fully executed and delivered by the Guarantors.

(m)       No Objection. If the Registration Statement or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(n)       Additional Documents. At Closing Time, the Company and the Guarantors shall have furnished counsel for the Underwriters with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(o)       Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 14 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.     Indemnification.

(a)        Indemnification of Underwriters. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors and agents, their affiliates, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the successors and assigns of all of the foregoing persons as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives in writing expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b)        Indemnification of the Company, the Guarantors and Certain Persons. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each of the Guarantors, each of their respective trustees, directors and managers, each of their respective officers who signed the Registration Statement, their respective affiliates, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives in writing expressly for use therein.

(c)        Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified parties and payment of all fees and expenses. The indemnified parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified parties unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the indemnifying party and the indemnified parties shall have been advised by such counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.     Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant hereto or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant hereto shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, each trustee of the Company, each trustee, manager or director of a Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the applicable Guarantor, as the case may be. The Underwriters’ contribution obligations under this Section 7 are several, in proportion to their respective underwriting commitments, and not joint.

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement of the Company and the Guarantors or in certificates of officers of the Company, the Guarantors or any of their respective subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons, or by or on behalf of the Company or the Guarantors, and shall survive delivery of and payment for the Securities.

SECTION 9.     Termination.

(a)        The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has occurred any change, or any development or event involving a prospective change since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the sole judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) if any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issuance, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) if trading in the Company’s Common Shares has been suspended by the Commission or The Nasdaq Stock Market LLC (the “Nasdaq”); (iv) if there has occurred any material suspension or material limitation of trading in securities generally on the Nasdaq, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) if there has occurred any banking moratorium declared by U.S. Federal or New York authorities; (vi) if there has occurred any major disruption of settlements of securities or clearance services in the United States; (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities or (viii) if the ratings assigned to debt securities issued or guaranteed by the Company by any NRSRO, as of the date hereof shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any such debt securities on what is commonly termed a “watch list” for possible downgrading.

(b)       If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination.

SECTION 10.   Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the principal amount of the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)       if the principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)      if the principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile: (704) 410-0326; and notices to the Company or the Guarantors shall be directed to the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, Attention: Brian E. Donley, Chief Financial Officer, Facsimile: (617) 969-5730.

SECTION 12.   No Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction, between the Company and the Guarantors on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Guarantors or their respective shareholders, creditors, employees, or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13.   Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers, trustees, directors and managers referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers, trustees, directors and managers and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.   GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.   Waiver of Jury Trial. All parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.   Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18.   Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18 a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 19.   Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SERVICE PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SERVICE PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SERVICE PROPERTIES TRUST. ALL PERSONS DEALING WITH SERVICE PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SERVICE PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Guarantors in accordance with its terms.

Very truly yours,

Service Properties Trust

By	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

Signature Page to Underwriting Agreement

Cambridge TRS, Inc.

Harbor Court Associates, LLC

Highway Ventures Borrower LLC

Highway Ventures LLC

HPT Cambridge LLC

HPT Clift TRS LLC

HPT CW MA Realty LLC

HPT CY TRS, Inc.

HPT Geary ABC Holdings LLC

HPT Geary Properties Trust

HPT IHG Chicago Property LLC

HPT IHG GA Properties LLC

HPT IHG-2 Properties Trust

HPT IHG-3 Properties LLC

HPT SN Holding, Inc.

HPT State Street TRS LLC

HPT TA Properties LLC

HPT TA Properties Trust

HPT TRS IHG-2, Inc.

HPT TRS Inc.

HPT TRS MRP, Inc.

HPT TRS SPES II, Inc.

HPT TRS WYN, Inc.

HPT Wacker Drive TRS LLC

HPTCY Properties Trust

HPTMI Hawaii, Inc.

HPTMI Properties Trust

Royal Sonesta, Inc.

SVC Holdings LLC

SVCN 1 LLC

SVCN 2 LLC

SVCN 5 LLC

By:	/s/ John G. Murray
John G. Murray
President and Chief Executive Officer

Signature Page to Underwriting Agreement

HPT CW MA REALTY TRUST

By:	/s/ John G. Murray
John G. Murray
as Trustee and not individually

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc.
Wells Fargo Securities, LLC

BofA Securities, Inc.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

Schedule A

Name of Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$216,000,000
Wells Fargo Securities, LLC	216,000,000
BMO Capital Markets Corp.	52,000,000
Citigroup Global Markets Inc.	52,000,000
PNC Capital Markets LLC	52,000,000
RBC Capital Markets, LLC	52,000,000
Mizuho Securities USA LLC	24,000,000
Regions Securities LLC	24,000,000
SMBC Nikko Securities America, Inc.	24,000,000
SunTrust Robinson Humphrey, Inc.	24,000,000
U.S. Bancorp Investments, Inc.	24,000,000
Barclays Capital Inc.	10,000,000
FHN Financial Securities Corp.	10,000,000
Morgan Stanley & Co. LLC	10,000,000
UBS Securities LLC	10,000,000
TOTAL	$800,000,000

A-1

Schedule B

Guarantors

Cambridge TRS, Inc.

Harbor Court Associates, LLC

Highway Ventures LLC

Highway Ventures Borrower LLC

HPT Cambridge LLC

HPT Clift TRS LLC

HPT CW MA Realty LLC

HPT CW MA Realty Trust

HPT CY TRS, Inc.

HPT Geary ABC Holdings LLC

HPT Geary Properties Trust

HPT IHG Chicago Property LLC

HPT IHG GA Properties LLC

HPT IHG-2 Properties Trust

HPT IHG-3 Properties LLC

HPT SN Holding, Inc.

HPT State Street TRS LLC

HPT TA Properties LLC

HPT TA Properties Trust

HPT TRS IHG-2, Inc.

HPT TRS Inc.

HPT TRS MRP, Inc.

HPT TRS SPES II, Inc.

HPT TRS WYN, Inc.

HPT Wacker Drive TRS LLC

HPTCY Properties Trust

HPTMI Hawaii, Inc.

HPTMI Properties Trust

Royal Sonesta, Inc.

SVC Holdings LLC

SVCN 1 LLC

SVCN 2 LLC

SVCN 5 LLC

B-1

Schedule C

Schedule of Issuer Free Writing Prospectuses Included in the General Disclosure Package

1.         Final Term Sheet, attached hereto as Annex A to this Schedule C

C-1

Annex A to Schedule C

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

dated June 3, 2020

Registration No. 333-226944

Supplementing the Preliminary

Prospectus Supplement dated June 2, 2020

and Prospectus dated June 2, 2020

SERVICE PROPERTIES TRUST

PRICING TERM SHEET

Issuer:	Service Properties Trust (the “Issuer”)
Guarantors:	Certain of the Issuer’s direct and indirect subsidiaries as described in the Preliminary Prospectus Supplement referred to above (the “Guarantors”)
Security:	7.50% Senior Notes due 2025 (the “Notes”)
Ranking:	Senior Unsecured
Format:	SEC Registered
Trade Date:	June 3, 2020
Settlement Date:	June 17, 2020 (T+10). The Issuer expects that delivery of the Notes will be made against payment thereof on or about June 17, 2020, which will be the 10th business day following the trade date referred to above (the “trade date”) (such settlement cycle being herein referred to as “T + 10”). Pursuant to Rule 15c6-1 under the Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the trade date or the next seven succeeding business days will be required, by virtue of the fact that the notes initially will settle T + 10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the trade date or the next seven succeeding business days should consult their own advisor.
Use of Proceeds:	The Issuer expects to use the net proceeds from this offering to repay outstanding borrowings under its revolving credit facility.

C-2

Principal Amount:	$800,000,000
Gross Proceeds to the Issuer:	$800,000,000
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2020
Maturity Date:	September 15, 2025
Record Dates:	March 1 and September 1
Yield to Maturity:	7.50%
Coupon (Interest Rate):	7.50% per annum
Price to Public:	100% of principal amount of the Notes, plus accrued interest, if any, from June 17, 2020
Optional Redemption:	Make-whole call at any time based on U.S. Treasury plus 50 basis points. If the notes are redeemed on or after June 15, 2025 (three months prior to the maturity date of the Notes), the make-whole amount will be zero.
CUSIP / ISIN:	81761LAA0 / US81761LAA08
Denominations/Multiple:	$2,000 / $1,000
Joint Book-Running Managers:	BofA Securities, Inc. Wells Fargo Securities, LLC BMO Capital Markets Corp. Citigroup Global Markets Inc. PNC Capital Markets LLC RBC Capital Markets, LLC
Joint Lead Managers:	Mizuho Securities USA LLC Regions Securities LLC SMBC Nikko Securities America, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.
Co-Managers:	Barclays Capital Inc. FHN Financial Securities Corp. Morgan Stanley & Co. LLC UBS Securities LLC

The Issuer and the Guarantors have filed a registration statement (including a prospectus dated June 2, 2020 and a preliminary prospectus supplement dated June 2, 2020) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the Guarantors and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

C-3